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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 6, 2004, accompanying the Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased from Contango Oil & Gas Company for each of the three years in the period ended December 31, 2003 included in the Current Report of Edge Petroleum Corporation on Form 8-K filed on December 7, 2004, which is incorporated by reference in this Registration Statement of Edge Petroleum Corporation (No. 333-115692) and Prospectus (including the Prospectus Supplement). We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus (including the Prospectus Supplement) and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
Houston, Texas December 7, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM